                                                                     EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION
                                      of
                             HINES HOLDINGS, INC.


          ONE:    The name of the Corporation is Hines Holdings, Inc.
          ---


          TWO:    The principal office of the Corporation within the State of
          ---
Nevada is located at c/o CSC Services of Nevada, Inc., 502 East John Street, Carson City, Nevada 89706.


          THREE:  The purpose for which the Corporation is organized is to
          -----
engage in any lawful activity.


          FOUR:
          ----

     AUTHORIZED SHARES  The total number of shares of all classes of capital
     -----------------
     stock which the Corporation has authority to issue is 52,030,000 shares, consisting of:

          (1) 30,000 shares of 12% Cumulative Redeemable Senior Preferred Stock, par value $.0l per share (the "Class A Preferred");
                                                        -----------------

          (2) 22,000,000 shares of 12% Cumulative Redeemable Junior Preferred Stock, par value $.0l per share (the "Class B
                                                                  -------
                  Preferred"); and
                  ---------

          (3) 30,000,000 shares of Common Stock, par value $.0l per share (the "Common Stock").
                        -------------

          The Class A Preferred and the Class B Preferred are collectively referred to herein as the "Preferred Stock." The Preferred Stock and the Common
                           ---------------
Stock are collectively referred to herein as "Stock."  The shares of Stock shall
                                              -----
have the rights, preferences and limitations set forth below.

A.   CLASS A PREFERRED STOCK
     -----------------------

          Section 1.  Dividends.
                      ---------

          1A.  General Obligation.  When and as declared by the Corporation's
               ------------------
Board of Directors (the "Board") and to the extent permitted under the General
                         -----
Corporation Law of the State
of Nevada (the "Nevada Act"), the Corporation shall pay preferential dividends
                ----------
in cash to the holders of the Class A Preferred as provided in this Section 1. Dividends on each share of the Class A Preferred (a "Class A Share") shall
                                                     -------------
accrue on a daily basis at the rate of 12% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Class A Share to and including the first to occur of (i) the date on which the Liquidation Value of such Class A Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Class A Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Class A Share shall be deemed to be its "date of issuance" regardless of the number of times transfer
                  ----------------
transfer of such Class A Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Share.

          1B.  Dividend Reference Dates.  To the extent not paid on March 31,
               ------------------------
June 30, September 30 and December 31 of each year, beginning on March 31, June 30, September 30 and December 31 following the date of issuance of a Class A Share (the "Dividend Reference Dates"), all dividends which have accrued on such
            ------------------------
Class A Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Class A Share until paid to the holder thereof.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Class A Shares held by each such holder.

          Section 2.  Liquidation.  Upon any liquidation, dissolution or winding
                      -----------
up of the Corporation (whether voluntary or involuntary), each holder of Class A Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Class A Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Shares shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class A Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the number of Class A Shares held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Shares. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Shares, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class A Share, each share of Class B Preferred Stock and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3.  Priority of Class A Preferred on Dividends and
                      ----------------------------------------------
Redemptions. So long as any Class A Shares remain outstanding, without the prior written consent of the holders of a majority of the outstanding Class A Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon (i) any Junior Securities or (ii) any equity securities issued by the Subsidiaries other than any Subsidiary which is directly or indirectly wholly-owned by the Corporation; provided that the Corporation may repurchase shares of Class B Preferred and Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of the Stockholders Agreement and the Management Stock Agreements.

          Section 4.  Redemptions.
                      -----------

          4A.  Scheduled Redemption.  The Corporation shall redeem all of the
               --------------------
shares of Class A Preferred (or such lesser number then outstanding) on December 31, 2006 (the "Scheduled Redemption Date"), at a price per Class A Share equal
               -------------------------
to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          4B.  Optional Redemptions.  The Corporation may at any time and from
               --------------------
time to time redeem all or any portion of the Class A Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Class A Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this paragraph may be made for less than 100 Class A Shares (or such lesser number of Class A Shares then outstanding), and redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Class A Shares on the Scheduled Redemption Date.

          4C.  Redemption Payments.  For each Class A Share which is to be
               -------------------
redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class A Share) an amount in immediately available funds equal to the Liquidation Value of such Class A Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Class A Shares on any Redemption Date are insufficient to redeem the total number of Class A Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class A Shares pro rata among the holders of the Class A Shares to be redeemed based upon the number of Class A Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class A Shares, such funds shall immediately be used to redeem the balance of the Class A Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Class A Shares, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Shares which are to be redeemed.

          4D.  Notice of Redemption.  Except as otherwise provided herein, the
               --------------------
Corporation shall mail written notice of each redemption of any Class A Shares to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Class A Shares.

          4E.  Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed.  The number of Class A Shares to be redeemed from each holder thereof
--------
in redemptions hereunder shall be the number of Class A Shares determined by multiplying the total number of Class A Shares to be redeemed times a fraction, the numerator of which shall be the total number of Class A Shares then held by such holder and the denominator of which shall be the total number of Class A Shares then outstanding.

          4F.  Dividends After Redemption Date.  No Class A Share shall be
               -------------------------------
entitled to any dividends accruing after the date on which the Liquidation Value of such Class A Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Class A Share. On such date, all rights of the holder of such Class A Share shall cease, and such Class A Share shall no longer be deemed to be issued and outstanding.

          4G.  Redeemed or Otherwise Acquired Shares.  Any Class A Shares which
               -------------------------------------
are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.


          4H.  Special Redemptions.
               -------------------

                    (1) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt

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written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Shares, but in any event such notice shall not be given later than the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class A Shares prompt written notice of any material change in the terms or timing of such transaction. The Corporation shall redeem all of the Class A Shares outstanding at a price per Class A Share equal to Liquidation Value thereof (plus all accrued and unpaid dividends thereon) prior to the later of (a) 21 days after date of the Corporation's notice (but in no event later than the date of the consummation of the Change in Ownership) and (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date").
                                                           ---------------

          The term "Change in Ownership" means any sale, transfer or issuance or
                    -------------------
series of sales, transfers and/or issuances of Common Stock or other capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act
                               -----
of 1934), other than the holders of Common Stock as of the date of the Purchase Agreement, owning (a) capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors or (b) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

                    (2) If a Fundamental Change is proposed to occur, the Corporation shall give prompt written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Shares, and the Corporation shall give each holder of Class A Shares prompt written notice of any material change in the terms or timing of such transaction. The Corporation shall redeem all of the outstanding Class A Shares at a price per Class A Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after the date of the Corporation's notice (but in no event later than the date of the consummation of the Fundamental Change).

          The term "Fundamental Change" means (a) any sale or transfer of more
                    ------------------
than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A Shares are not changed and the Class A Shares are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corpora-tion's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

          Section 5.  Voting Rights.  Except as otherwise provided herein and as
                      -------------
otherwise required by applicable law, the Class A Shares shall have no voting rights; provided that each holder of Class A Shares shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

          Section 6.  Conversion.
                      ----------

          6A. At least 60 but not more than 120 days prior to effecting a Qualified Public Offering, the Corporation shall deliver written notice to each holder of Class A Shares describing the conversion rights of the holders of Class A Shares under this Section 6. At least 5 business days prior to the consummation of such Qualified Public Offering, any holder of Class A Shares may require, at its option and by delivering written notice to the Corporation, the conversion of all, but not less than all, of the Class A Shares (including any fraction of a share) held by such holder and its Affiliates into a number of shares of Common Stock computed by multiplying the number of Class A Shares to be converted by the Liquidation Value of such shares (plus all accrued and unpaid dividends thereon) and dividing the result by the Corporation's offering price (net of any sales or underwriting commissions) of one share of Common Stock actually sold in such Qualified Public Offering. Any such conversion shall only be effected at the time of and shall be subject to the closing of the sale of shares of Common Stock pursuant to such Qualified Public Offering.

          6B. Except as otherwise provided herein, the conversion of any Class A Share shall be deemed to have been effected as of the close of business on the date of the consummation of the Qualified Public Offering, notwithstanding whether the certificate or certificates representing the Class A Share to be converted have been surrendered for conversion to the Corporation at its principal office or otherwise. At the time any such conversion has been effected, the rights of the holder of the Class A Shares converted as a holder of Class A Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          6C. The conversion rights of any Class A Share subject to redemption hereunder shall terminate on the Redemption Date for such Class A Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Class A Share (plus all accrued and unpaid dividends thereon).

          6D. As soon as possible after the conversion has been effected, the Corporation shall deliver to each converting holder:

                    (1) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                    (2) the amount payable under paragraph 6H below with respect to such conversion.

          6E.       The issuance of certificates for shares of Common Stock upon conversion of Class A Shares shall be made without charge to the holders of such Class A Share for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Class A Share, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          6F.     The Corporation shall not close its books against the transfer of Class A Shares or of Common Stock issued or issuable upon conversion of Class A Shares in any manner which interferes with the timely conversion of Class A Shares. The Corporation shall assist and cooperate with any holder of Class A Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          6G.     Prior to the consummation of a Qualified Public Offering, the
Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A Shares, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A Shares. All shares of Common Stock shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

          6H.     If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Class A Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the market price of such fractional interest as of the date of conversion.

          Section 7.  Registration of Transfer. The Corporation shall keep at
                      ------------------------
its principal office a register for the registration of Class A Shares. Upon the surrender of any certificate representing

Class A Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class A Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class A Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Shares represented by such new certificate from the date to which dividends have been fully paid on such Class A Shares represented by the surrendered certificate.

          Section 8.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class A Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 9.  Events of Noncompliance.
                      -----------------------

          9A.  Definition.  An Event of Noncompliance shall have occurred if:
               ----------

                    (1) the Corporation fails to make any redemption payment with respect to the Class A Shares which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                    (2) the Corporation or any Subsidiary (a) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, (b) an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent,
(c) any order for relief with respect to the Corporation or any Subsidiary is entered under the United States Federal Bankruptcy Code or under any similar laws of Canada, (d) the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, (e) or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (1) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not dismissed within 60 days; or

                    (3) the Corporation breaches or otherwise fails to perform or observe in any material respect any other material covenant or agreement set forth herein or in the Purchase Agreement and fails to cure such breach or failure within 15 days after receipt of written notice of such breach or failure from any holder of Class A Shares.

          9B.  Consequences of an Event of Noncompliance.
               -----------------------------------------

                    (1) If an Event of Noncompliance as set forth in paragraph 9A(2) has occurred, any holder of Class A Shares may demand (by written notice delivered to the Corporation) immediate redemption of all, but not less than all, of the Class A Shares owned by such holder and its Affiliates at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Class A Shares (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Class A Shares by giving written notice thereof to the Corporation within 7 days after receipt of the Corporation's notice. The Corporation shall redeem all Class A Shares as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                    (2) If an Event of Noncompliance as set forth in paragraph 9A(1) or (3) has occurred, the number of directors constituting the Corporation's board of directors shall, at the request of the holders of a majority of the Class A Shares then outstanding, be increased by one director, and the holders of Class A Shares shall have the special right, voting separately as a single class (with each share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect one individual to fill such newly created directorship, to remove any individuals elected to such directorship and to fill any vacancies in such directorship. The special right of the holders of Class A Shares to elect a member of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (2) and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer an Event of Noncompliance under subparagraph 9A(1) or (3) in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

               At any time when such special right has vested in the holders of Class A Shares, a proper officer of the Corporation shall, upon the written request of the holder of at least

10% of the Class A Shares then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Class A Shares for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Class A Shares then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Class A Shares then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Class A Shares then outstanding. Any holder of Class A Shares so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

               At any meeting or at any adjournment thereof at which the holders of Class A Shares have the special right to elect a director, the presence, in person or by proxy, of the holders of a majority of the Class A Shares then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Class A Shares exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

               Any director so elected by the holders of Class A Shares shall continue to serve as a director until the expiration of the lesser of (a) a period of six months following the date on which there is not longer any Event of Noncompliance under subparagraph 9A(1) in existence or (b) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

          Section 10.  Definitions.  For purposes of this Part B, the following
                       -----------
terms shall have the following definitions:

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the Corporation, except for the Class A Preferred.

          "Liquidation Value" of any Class A Share as of any particular date
           -----------------
shall be equal to $1,000.00.

          "Management Stock Agreements" means the several Management Stock
           ---------------------------
Agreements entered into as of May 24, 1996 by the Corporation and employees of Subsidiaries of the Corporation, or any similar agreements entered into from time to time by the Corporation and employees of the Corporation or its Subsidiaries.

          "Purchase Agreement" means the Preferred Stock and Warrant Purchase
           ------------------
Agreement, dated as of November 27, 1996, between the Corporation and the Persons named therein.

          "Qualified Public Offering" means the sale in an underwritten public
           -------------------------
offering registered under the Securities Act of 1933, as amended, of shares of the Corporation's Common Stock having an aggregate offering value of at least $10 million.

          "Redemption Date" as to any Class A Share means the date specified in
           ---------------
the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Class A Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Stockholders Agreement" means the Stockholders Agreement, dated as of
           ----------------------
August 4, 1995, by and among the Corporation and the stockholders named therein, as amended from time to time.

          "Subsidiary" means any corporation of which the shares of outstanding
           ----------
capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          Section 11.  Amendment and Waiver.  No amendment, modification or
                       --------------------
waiver shall be binding or effective with respect to any provision of this Part A hereof without the prior written consent of the holders of a majority of the Class A Shares outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Class A Shares accrue or the times at which such dividends become payable or the amount payable on redemption of the Class A Shares or the times at which redemption of Class A Shares is to occur, without the prior written consent of the holders of at least 66 2/3% of the Class A Shares then outstanding or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 66 2/3% of the Class A Shares then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Class A Shares then outstanding. In exercising its rights hereunder, the Company shall exercise such rights in the same manner with respect to each holder of Class A Preferred. The Company shall not enter into any other agreement or conduct any course of dealing which alters the rights or obligations of any holder of Class A Preferred with respect thereto, without first offering to each other holder of Class A Preferred the opportunity to enter into such agreement or course of dealing. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

          Section 12.  Notices.  Except as otherwise expressly provided
                       -------
hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

B.   CLASS B PREFERRED STOCK
     -----------------------

          Section 1.  Dividends.
                      ---------

          1A.  General Obligation.  When and as declared by the Board and to the
               ------------------
extent permitted under the Nevada Act, the Corporation shall pay preferential dividends in cash to the holders of the Class B Preferred Stock as provided in this Section 1. Dividends on each share of the Class B Preferred (a "Class B
                                                                      -------
Share") shall accrue on a daily basis at the rate of 12% per annum of the sum of
-----
the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Class B Share to and including the first to occur of (i) the date on which the Liquidation Value of such Class B Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Class B Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Class B Share shall be deemed to be its "date of issuance" regardless of the number of times transfer
                  ----------------
of such Class B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class B Share.

          1B.  Dividend Reference Dates.  To the extent not paid on March 31,
               ------------------------
June 30, September 30 and December 31 of each year, beginning on March 31, June 30, September 30 and December 31 following the date of issuance of a Class B Share (the "Dividend Reference Dates"), all dividends which have accrued on such
            ------------------------
Class B Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend

Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Class B Share until paid to the holder thereof.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Class B Shares held by each such holder.

          Section 2.  Liquidation.  Upon any liquidation, dissolution or winding
                      -----------
up of the Corporation (whether voluntary or involuntary), each holder of Class B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Class B Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this
Section 2, then the entire assets available to be distributed to the holders of the Class B Preferred pro rata among such holders based upon the number of Class B Shares held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class B Preferred. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Class B Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3.  Priority of Class B Preferred on Dividends and
                      ----------------------------------------------
Redemptions. So long as any Class B Preferred remains outstanding, without the
-----------
prior written consent of the holders of a majority of the outstanding shares of Class B Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Class B Preferred or the Corporation has failed to make any redemption of the Class B Preferred required hereunder; provided that the Corporation may repurchase shares of Class B Preferred and Common Stock from present or former employees of the Corporation and its

Subsidiaries in accordance with the provisions of the Stockholders Agreement and the Management Stock Agreements.

          Section 4.  Redemptions.
                      -----------

          4A.  Scheduled Redemption.  The Corporation shall redeem all of the
               --------------------
Class B Shares (or such lesser number then outstanding) on January 1, 2007 (the "Scheduled Redemption Date"), at a price per Class B Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          4B.  Optional Redemptions.  The Corporation may at any time and from
               --------------------
time to time redeem all or any portion of the Class B Shares then outstanding. Upon any such redemption, the Corporation shall pay a price per Class B Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this paragraph may be made for less than 1,000 Class B Shares (or such lesser number of Class B Shares then outstanding), and redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation to redeem Class B Shares on the Scheduled Redemption Date.

          4C.  Redemption Payments.  For each Class B Share which is to be
               -------------------
redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class B Share) an amount in immediately available funds equal to the Liquidation Value of such Class B Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Class B Shares on any Redemption Date are insufficient to redeem the total number of Class B Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Class B Shares pro rata among the holders of the Class B Shares to be redeemed based upon the number of Class B Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class B Shares, such funds shall immediately be used to redeem the balance of the Class B Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Class B Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class B Shares which are to be redeemed.

          4D.  Notice of Redemption. Except as otherwise provided herein, the
               --------------------
Corporation shall mail written notice of each redemption of any Class B Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Class B Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class B Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Class B Shares.

          4E.  Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed.  The number of Class B Shares to be redeemed from each holder thereof
--------
in redemptions hereunder shall be the number of Class B Shares determined by multiplying the total number of Class B Shares to be redeemed times a fraction, the numerator of which shall be the total number of Class B Shares then held by such holder and the denominator of which shall be the total number of Class B Shares then outstanding.

          4F.  Dividends After Redemption Date.  No Class B Share shall be
               -------------------------------
entitled to any dividends accruing after the date on which the Liquidation Value of such Class B Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Class B Share. On such date, all rights of the holder of such Class B Share shall cease, and such Class B Share shall no longer be deemed to be issued and outstanding.

          4G.  Redeemed or Otherwise Acquired Shares.  Any Class B Shares which
               -------------------------------------
are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          Section 5.  Voting Rights.  The holders of the Class B Preferred shall
                      -------------
be entitled to vote in the election of directors of the Corporation, together with the holders of the Common Stock voting together as a single class, with each Class B Share entitled to one (1) vote per share. Except as otherwise provided by law, the holders of the Class B Preferred shall not be entitled to vote on any other matter.

          Section 6.  Registration of Transfer.  The Corporation shall keep at
                      ------------------------
its principal office a register for the registration of Class B Preferred. Upon the surrender of any certificate representing Class B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class B Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class B Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class B Preferred represented by the surrendered certificate.

          Section 7.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Class B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class B Shares of such Class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 8.  Definitions.  For purposes of this Part B, the following
                      -----------
terms shall have the following definitions:

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the, Corporation, except for the Class A Preferred and the Class B Preferred.

          "Liquidation Value" of any Class B Share as of any particular date
           -----------------
shall be equal to $1.00.

          "Management Stock Agreements" means the several Management Stock
           ---------------------------
Agreements entered into as of May 24, 1996 by the Corporation and employees of Subsidiaries of the Corporation, or any similar agreements entered into from time to time by the Corporation and employees of the Corporation or its Subsidiaries.

          "Redemption Date" as to any Class B Share means the date specified in
           ---------------
the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Class B Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Stockholders Agreement" means the Stockholders Agreement dated as of
           ----------------------
August 4, 1995 by and among the Corporation and the stockholders named therein, as amended from time to time.

          "Subsidiary" means any corporation of which the shares of outstanding
           ----------
capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          Section 9.  Amendment and Waiver.  No amendment, modification or
                      --------------------
waiver shall be binding or effective with respect to any provision of this Section B hereof without the prior written consent of the holders of a majority of the Class B Preferred outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Class B Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Class B Preferred or the times at which redemption of Class B Preferred is to occur, without the prior written consent of the holders of at least 66 2/3% of the Class B Preferred then outstanding or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 66 2/3% of the Class B Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Class B Preferred then outstanding.

          Section 10.  Notices.  Except as otherwise expressly provided
                       -------
hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed, or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

C.   COMMON STOCK
     ------------

          Section 1.  Voting Rights.  Except as otherwise provided in this Part
                      -------------
C or as otherwise required by applicable law, holders of Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation.

          Section 2.  Dividends.  After dividends on the Preferred Stock shall
                      ---------
have been paid or set apart for payment (to the extent such Preferred Stock may be entitled thereto), subject to the provisions of Section 3 of Part A, the Board may declare a dividend upon the Common Stock out of the unrestricted and unreserved surplus of the Corporation. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

          Section 3.  Liquidation.  Subject to the provisions of the Preferred
                      -----------
Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

          Section 4.  Registration of Transfer.  The Corporation shall keep at
                      ------------------------
its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of the Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          Section 5.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 6.  Notices.   All notices referred to herein shall be in
                      -------
writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and said Restated Articles of Incorporation shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Nevada Act.

          FIVE:   The number of members of the Board may be increased or
          ----
decreased in the manner provided in the Bylaws of the Corporation; provided that the number of directors shall be at least one. The address for each of the directors is c/o Hines Holdings, Inc., 12621 Jeffrey Road, Irvine, California 92720. The names of the current directors of the Corporation are:

                                 Paul R. Wood
                               Thomas R. Reusche
                                David F. Mosher
                                Gary J. Little
                               Douglas D. Allen
                              Stephen P. Thigpen
                               Michael R. Crowe


          SIX:    The stock of the Corporation shall be nonassessable.
          ---

          SEVEN:  The Corporation shall indemnify its directors, officers,
          -----
employees and agents to the fullest extent and under the circumstances permitted by the Nevada Act, as the same may be amended and supplemented, indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


          EIGHT:  The holders of a majority of the issued and outstanding shares
          -----
of Common Stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business.


          NINE:   Subject to the provisions of paragraph FOUR, Part A Section
          ----
11, and Part B Section 9, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


          TEN:    The name and address of the original incorporator of the
          ---
Corporation are as follows:

          Name                     Address
          ----                     -------

          Steven J. Tonsfeldt      Brobeck, Phleger & Harrison
                                   One Market Plaza, Spear Street Tower
                                   25th Floor
                                   San Francisco, California 94105


          ELEVEN: The holders of capital stock of the Corporation shall not
          ------
have a statutory preemptive right to acquire unissued shares of capital stock, treasury shares or rights to acquire such shares under the Nevada Act or otherwise.


                         *        *        *        *